                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              VENTIV HEALTH, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                              VENTIV HEALTH, INC.
                          1114 Avenue of the Americas
                           New York, New York 10036

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 31, 2000

                               -----------------

                                                                 April 27, 2000

To Our Stockholders:

  You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Ventiv Health, Inc. (the "Company") to be held at the Company's corporate offices 1114 Avenue of the Americas, 8th floor, New York, NY, on May 31, 2000, at 3:00 p.m., local time, for the following purposes:

    1. To elect eight (8) directors of the Company;

    2. To approve the Stock Incentive Plan;

    3. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for 2000; and

    4. To transact such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on April 3, 2000 will be entitled to notice of, and to vote at, the meeting.

  YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

  IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE APPROPRIATE BOX ON YOUR PROXY CARD. AN ADMISSION CARD IS INCLUDED IF YOU ARE A STOCKHOLDER OF RECORD. IF YOUR SHARES ARE HELD IN STREET NAME, AN ADMISSION CARD IN THE FORM OF A LEGAL PROXY WILL BE SENT TO YOU BY YOUR BROKER. IF YOU DO NOT RECEIVE THE LEGAL PROXY IN TIME, YOU WILL BE ADMITTED TO THE ANNUAL MEETING BY SHOWING YOUR MOST RECENT BROKERAGE STATEMENT VERIFYING YOUR OWNERSHIP OF COMMON STOCK.

                                            By Order of the Board of
                                             Directors,

                                            Gregory S. Patrick
                                            Secretary

                              VENTIV HEALTH, INC.
                          1114 Avenue of the Americas
                           New York, New York 10036

                               -----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 31, 2000

                               -----------------

                                PROXY STATEMENT

                               -----------------

                              GENERAL INFORMATION

Proxy Solicitation

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ventiv Health, Inc. (the "Company") for use at the 2000 Annual Meeting of Stockholders to be held at the Company's corporate offices, 1114 Avenue of the Americas, 8th floor, New York, NY, on May 31, 2000, at 3:00 p.m., local time. The purpose of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting.

  The Company is mailing its Annual Report to Stockholders for the year ended December 31, 1999, along with this Proxy Statement and the enclosed proxy. The 1999 Annual Report to Stockholders does not form any part of the materials for the solicitation of proxies.

  The Company will pay the cost of all proxy solicitations. In addition to the solicitation of proxies by mail, officers and other employees of the Company and its subsidiaries may solicit proxies by personal interview, telephone, telecopy and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. Also, the Company has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

  This Proxy Statement and the enclosed proxy are first being mailed to the Company's stockholders on or about April 27, 2000.

Voting and Revocability of Proxies

  A proxy for use at the meeting and a return envelope are enclosed. Shares of common stock of the Company, par value $0.001 (the "Common Stock"), outstanding as of the record date for the meeting and represented by a properly executed proxy, if such proxy is timely received and not revoked, will be voted at the meeting in accordance with the instructions indicated in such proxy. If no such instructions are indicated, such shares will be voted "FOR" the election of the eight nominees for director named in the proxy. For purposes of determining the number of votes with respect to the other matters submitted to stockholders, only those cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting. Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Except for the matters discussed in this Proxy Statement and reflected in the proxy, management is not aware of any other matters which are likely to be brought before the meeting. If any such matters properly come before the meeting, however, the persons named in the proxy are fully authorized to vote thereon in accordance with their judgment and discretion.

  A stockholder who has given a proxy may revoke it at any time prior to its exercise at the meeting by (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date or (3) voting in person at the meeting. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Ventiv Health, Inc., 1114 Avenue of the Americas, New York, New York 10036, Attention: Corporate Secretary.

Voting Procedures

  All holders of record of the Common Stock of the Company at the close of business on April 3, 2000 (the "Record Date") will be eligible to vote at the meeting. Each holder of Common Stock is entitled to one vote at the meeting for each share held by such stockholder on the Record Date. As of the Record Date, there were 23,296,293 shares of Common Stock outstanding. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a majority, except that the accompanying proxy will be voted for the eight nominees in the absence of instructions to the contrary. Consequently, shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a majority.

  The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business. Votes cast in person or by proxy, abstentions and broker non-votes (as hereinafter defined) will be tabulated by the inspectors of election and will be considered in the determination of whether a quorum is present at the meeting. At all meetings of the stockholders at which a quorum is present, all matters are decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy.

  The inspectors of election will treat shares represented by executed proxies that abstain from voting as shares that are present and entitled to vote for purposes of determining whether a matter is approved. If, with respect to any shares of Common Stock, a broker or other nominee submits a proxy indicating that instructions have not been received from the beneficial owners or the persons entitled to vote, and that such broker or other nominee does not have discretionary authority to vote such shares (a "broker non-vote") on a proposal, those shares will not be treated as present and entitled to vote at the meeting for purposes of determining whether a proposal is approved at the meeting.

Voting of Proxies

  Stockholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Shares of Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted "FOR" election of each nominee for director named herein. For purposes of determining the number of votes cast with respect to the matters presented to the stockholders at the meeting other than the election of directors, only those cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

                             ELECTION OF DIRECTORS

Nominees for Election as Directors

  The Certificate of Incorporation and Bylaws of the Company provide that directors shall be elected at the 2000 Annual Meeting of Stockholders. The number of directors constituting the full Board of Directors currently is fixed at eight (8) directors.

  Eight (8) nominees are named in this Proxy Statement. If elected, each of the directors will serve for a one-year term expiring at the 2001 Annual Meeting or at the earlier of either his or her resignation or removal. The Board of Directors has nominated the eight (8) incumbent directors for election to the
Board: Daniel M. Snyder, Michele D. Snyder, Eran Broshy, Mortimer B. Zuckerman, Fred Drasner, A. Clayton Perfall, Donald Conklin and John R. Harris.

  Approval of the election of each of the nominees as directors of the Company requires the affirmative vote of a majority of the votes cast at the Annual Meeting. The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote "FOR" the eight
(8) nominees named by the Board of Directors.

  The Board of Directors does not expect that any of the nominees will be unavailable for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose. The following information is as of March 31, 2000.

                                     Age, period served as director, other business
                                                       experience
Name and present position,               during the last five years and family
if any, with the Company                         relationships, if any
--------------------------           ----------------------------------------------
Daniel M. Snyder,
 Co-Chairperson of the Board.....  Daniel M. Snyder, 35, has served as the Co-
                                   Chairperson of the Board of the Company since the
                                   Company's separation from Snyder Communications,
                                   Inc. on September 27, 1999. Mr. Snyder is a
                                   founder of Snyder Communications, Inc., and serves
                                   as Chairman of the Board of Directors and Chief
                                   Executive Officer of Snyder Communications, Inc.

Michele D. Snyder,
 Co-Chairperson of the Board.....  Michele D. Snyder, 37, has served as the Co-
                                   Chairperson of the Board of the Company since the
                                   Company's separation from Snyder Communications,
                                   Inc. Ms. Snyder is a founder of Snyder
                                   Communications, Inc. and serves as Vice Chairman,
                                   President and Chief Operating Officer and a
                                   director of Snyder Communications, Inc. Ms. Snyder
                                   is Mr. Snyder's sister.


                                     Age, period served as director, other business
                                                       experience
Name and present position,               during the last five years and family
if any, with the Company                         relationships, if any
--------------------------           ----------------------------------------------
Eran Broshy,
 Director and Chief Executive
 Officer.........................  Eran Broshy, 41, has served as a director and the
                                   Chief Executive Officer of the Company since the
                                   Company's separation from Snyder Communications,
                                   Inc. Mr. Broshy previously served as the practice
                                   leader of the North American healthcare consulting
                                   practice of the Boston Consulting Group from 1991
                                   to 1998. From 1998 to 1999, Mr. Broshy served as
                                   President and Chief Executive Officer of
                                   Coelacanth Corporation, a privately-held
                                   biotechnology company.

Mortimer B. Zuckerman,
 Director........................  Mortimer B. Zuckerman, 62, has been a director of the Company since the Company's separation from
                                   Snyder Communications, Inc. Mr. Zuckerman is a
                                   director of Snyder Communications, Inc. and is the
                                   Chairman of Boston Properties, Inc., a national
                                   real estate development and management company. He
                                   also serves as Chairman of U.S. News & World
                                   Report, L.P. and Editor-in-Chief of U.S. News &
                                   World Report, Chairman of Daily News, L.P. and Co-
                                   Publisher of the New York Daily News, Chairman of
                                   The Atlantic Monthly Company and Chairman of the
                                   Board of Directors of Applied Graphics
                                   Technologies, Inc.

Fred Drasner,
 Director........................  Fred Drasner, 57, has been a director of the
                                   Company since the Company's separation from Snyder
                                   Communications, Inc. Mr. Drasner is a director of
                                   Snyder Communications, Inc., Chief Executive
                                   Officer of Daily News, L.P. and Co-Publisher of
                                   the New York Daily News. Mr. Drasner served as the
                                   President of U.S. News & World Report, L.P. from
                                   1985 to February 1997 and has served as Chief
                                   Executive Officer of U.S. News & World Report
                                   since 1985. He also serves as the Chairman and
                                   Chief Executive Officer of Applied Graphics
                                   Technologies, Inc., Chief Executive Officer of
                                   Applied Printing Technologies, L.P. and Vice-
                                   Chairman and Chief Executive Officer of The
                                   Atlantic Monthly Company.


                                     Age, period served as director, other business
                                                       experience
Name and present position,               during the last five years and family
if any, with the Company                         relationships, if any
--------------------------           ----------------------------------------------
A. Clayton Perfall,
 Director........................  A. Clayton Perfall, 41, has been a director of the
                                   Company since the Company's separation from Snyder
                                   Communications, Inc. Mr. Perfall is the Chief
                                   Financial Officer and a director of Snyder
                                   Communications, Inc. Prior to joining Snyder
                                   Communications, Inc. in 1996, Mr. Perfall spent
                                   fifteen years with Arthur Andersen LLP.

Donald Conklin,
 Director........................  Donald Conklin, 63, has been a director of the
                                   Company since the Company's separation from Snyder
                                   Communications, Inc. Prior to joining the
                                   Company's board in 1999, Mr. Conklin worked 37
                                   years with Schering-Plough Corporation, where he
                                   held a number of senior positions in management
                                   and marketing, most recently as Chairman of its
                                   Health Care Products division. Mr. Conklin is a
                                   member of the Board of Directors of Biotransplant,
                                   Inc., Vertex Pharmaceuticals, Inc. and Alfa Cell,
                                   Inc.

John R. Harris,
 Director........................  John R. Harris, 51, is Chief Executive Officer,
                                   President and Director of Ztango.com, a provider
                                   of wireless Internet software and solutions for e-
                                   companies, wireless network operators and
                                   corporations. Prior to joining Ztango.com,
                                   Mr. Harris spent 25 years with Electronic Data
                                   Systems, during which he held a variety of
                                   executive leadership positions encompassing sales,
                                   marketing, strategy and operations, most recently
                                   Corporate Vice President, Marketing & Strategy.
                                   Mr. Harris is a member of the Board of Directors
                                   of Applied Graphics Corporation, Cap Rock
                                   Communications and Convergent Media Systems.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY FOR THE TERM INDICATED.

Compensation of Directors

  The Company's independent directors received options to purchase shares of the Company's Common Stock as follows: Each of Donald Conklin and John R. Harris received options to purchase 50,000 shares of Common Stock and each of Mortimer B. Zuckerman and Fred Drasner received options to purchase 100,000 shares of Common Stock. Each of the directors on the Executive Committee received options to purchase shares of Company Common Stock as follows: A. Clayton Perfall received options to purchase 100,000 shares of Common Stock and each of Daniel M. Snyder and Michele D. Snyder received options to purchase 150,000 shares of Common Stock. All of the option grants described above vest at a rate of 25% per year on the anniversary of the grant date, provided that the director is still a member of the Board of Directors of the Company on the applicable vesting date. In addition, these option grants fully vest upon a change of control. In addition, Donald Conklin receives compensation of $25,000 per annum plus the sum of $1,000 per meeting attended.

Board of Directors and Committees of the Board

  The Board of Directors held two (2) meetings during 1999. During 1999, each director attended 100% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served. In April 2000, the Board, by unanimous written consent, voted to increase the number of directors constituting the entire Board from seven (7) members to eight (8) members. The Board appointed John R. Harris to fill the newly created directorship until the next annual meeting of stockholders.

  The Board of Directors currently has a standing Audit Committee and a standing Compensation Committee.

  The Audit Committee, which was established in September, 1999, upon the Company's separation from Snyder Communications, Inc., currently consists of Ms. Snyder and Messrs. Conklin (Chairperson) and Perfall. During 1999, the Audit Committee held one meeting. It is intended that Mr. Harris will join the Audit Committee upon his election to the Board of Directors. The Audit Committee is responsible for recommending to the Board of Directors the engagement of the Company's independent public accountants, reviewing the audit plan and the results of each audit engagement with the independent public accountants, reviewing the independence of the independent accountants, reviewing the range of audit and non-audit fees, reviewing the adequacy of the Company's internal accounting controls, and exercising oversight with respect to the Company's code of conduct and other policies and procedures regarding adherence with legal requirements, including compliance with Nasdaq listing requirements on audit committees.

  The Compensation Committee, which was established in September, 1999, upon the Company's separation from Snyder Communications, Inc., currently consists of Messrs. Drasner and Conklin. The Compensation Committee is responsible for approving compensation arrangements for executive management, reviewing compensation plans relating to officers of the Company and its subsidiaries, grants of options and other benefits under the Company's Stock Incentive Plan and reviewing generally the Company's employee compensation policy. During 1999, the Compensation Committee held three telephonic meetings.

Indemnification

 Limitation of Liability of Directors

  Section 145 of the Delaware General Corporation Law permits the indemnification of directors, officers, employee and agents of a Delaware corporation. The Company's by-laws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. As permitted by the Delaware General Corporation Law, the Company's certificate of incorporation also limits the liability of directors of the Company for damages in derivative and third party lawsuits for breach of a director's fiduciary duty except for liability:

  . for any breach of the director's duty of loyalty to the Company's or its stockholders;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . for unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

  . for any transaction for which the director derived improper personal benefit.

  The limitation of liability applies only to monetary damages and, presumably, would not affect the availability of equitable remedies such as injunction or recission. The limitation of liability applies only to the acts or omission of directors as directors and does not apply to any such act or omission as an officer of the Company or to any liabilities imposed under federal securities law.

 Insurance

  Pursuant to a contract of insurance for the period beginning September 13, 1999 and ending one year thereafter with Chubb Executive Risk, 8 Hop Meadow Street, Simsbury, Connecticut 06070-7683, the Company maintains a $10,000,000 directors' and officers' indemnification insurance policy providing indemnification for certain of the Company's directors, officers, affiliates, partners and employees for certain liabilities. The annual premium for such insurance is $150,000. In addition, pursuant to an additional contract of insurance for the same such period with National Union Fire Insurance Company of Pittsburgh, Pennsylvania, 70 Pine Street, New York, New York 10270, the Company maintains a $10,000,000 directors' and officers' indemnification insurance policy providing indemnification in excess of the Chubb policy for certain of the Company's directors, officers, affiliates, partners and employees for certain liabilities for an additional annual premium of $82,500. During 1999, no payments were received under the Company's indemnification insurance.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth information in respect of the compensation of the Chief Executive Officer, the Chief Financial Officer and the other three most highly compensated executive officers of the Company for fiscal year 1999 and 1998, where applicable.

                          SUMMARY COMPENSATION TABLE

                                                                          Long-Term
                                    Annual Compensation             Compensation (Awards)
                               ------------------------------ ----------------------------------
                                                               Restricted
Name and                                         Other Annual    Stock     Securities Underlying  All Other
Principal Position(s)     Year  Salary   Bonus   Compensation Award(s) ($)  Options/SARs (#)(6)  Compensation
---------------------     ---- -------- -------- ------------ ------------ --------------------- ------------
Eran Broshy,(1).........  1999 $225,890 $ 75,000               $2,500,000         503,938
 Chief Executive Officer
  and Director
Gregory S. Patrick,(2)    1999 $ 83,562 $ 40,000               $1,000,000         251,969
 Chief Financial Officer
Robert Brown,
 Ph.D.,(3)..............  1999 $216,780 $ 75,000               $  400,000          50,000
 Chief Executive          1998 $210,000                                           100,000
  Officer, Health
  Products Research
William C. Pollock,(4)..  1999 $275,000 $158,125               $  500,000          50,000
 President, Healthcare
  Sales                   1998 $240,000 $155,000                                   75,000
Leonard Vicciardo (5)...  1999 $258,400 $150,000               $  200,000          75,000
 President, Health        1998 $ 36,381                                            90,000
  Products Research

--------
(1) Mr. Broshy joined Snyder Communications, Inc., the predecessor that conducted the business currently conducted by the Company, in June 1999. Had Mr. Broshy been employed by the Company since the beginning of 1999, he would have received an annual salary of $425,000. Of the 314,961 shares awarded to Mr. Broshy pursuant to his restricted stock award, 62,992 shares representing twenty percent of Mr. Broshy's restricted shares of Common Stock, having a value of $578,739 as of December 31, 1999, vested on September 27, 1999. The balance of 251,969 shares representing the remaining eighty percent of such restricted shares will vest in equal installments over the next four years.
(2) Mr. Patrick joined the Company in September 1999. Had Mr. Patrick been employed by the Company since the beginning of 1999, he would have received an annual salary of $250,000. Of the 125,984 shares awarded to Mr. Patrick pursuant to his restricted stock award, 50,394 shares representing forty percent of Mr. Patrick's restricted shares of Common Stock, having a value of $462,995 as of December 31, 1999, vested on September 27, 1999. The balance of 75,590 shares representing the remaining sixty percent of such restricted shares will vest in equal installments over the next four years.
(3) Of the 50,394 shares awarded to Mr. Brown pursuant to his restricted stock award, 20,158 shares representing forty percent of Mr. Brown's restricted shares of Common Stock, having a value of $185,202 as of December 31, 1999, vested on September 27, 1999. The balance of 30,236 shares representing the remaining sixty percent of such restricted shares will vest in equal installments over the next four years. The 1998 issuance of stock options of 100,000 for Mr. Brown consisted of options to purchase shares of Snyder Communications, Inc. common stock, which expired as a result of the separation of the Company from Snyder Communications, Inc.

(4) Of the 62,992 shares awarded to Mr. Pollock pursuant to his restricted stock award, 25,197 shares representing forty percent of Mr. Pollock's restricted shares of Common Stock, having a value of $231,497 as of December 31, 1999, vested on September 27, 1999. The balance of 37,795 shares representing the remaining sixty percent of such restricted shares will vest in equal installments over the next four years. The 1998 issuance of stock options of 75,000 for Mr. Pollock consisted of options to purchase shares of Snyder Communications, Inc. common stock, which expired as a result of the separation of the Company from Snyder Communications, Inc.
(5) Mr. Vicciardo joined Health Products Research, Inc. in November 1998. Had Mr. Vicciardo been employed by Health Products Research, Inc. since the beginning of 1998, he would have received an annual salary of $250,000. Of the 25,197 shares awarded to Mr. Vicciardo pursuant to his restricted stock award, 10,079 shares representing forty percent of Mr. Vicciardo's restricted shares of Common Stock, having a value of $92,601 as of December 31, 1999, vested on September 27, 1999. The balance of 15,118 shares representing the remaining sixty percent of such restricted shares will vest in equal installments over the next four years. The 1998 issuance of stock options of 90,000 for Mr. Vicciardo consisted of options to purchase shares of Snyder Communications, Inc. common stock, which expired as a result of the separation of the Company from Snyder Communications, Inc.
(6) Options to purchase Common Stock vest at a rate of 25% per year on each anniversary of the grant date, provided the employee is still employed by the Company on the applicable vesting date.

Option Grants in Fiscal 1999

  The following table sets forth information with respect to option grants during fiscal 1999 to the individuals named in the Summary Compensation Table pursuant to the 1999 Stock Incentive Plan. No stock options were exercised in 1999.

                                                                          Potential Realizable
                                                                            Value at Assumed
                                                                          Annual Rates of Stock
                                                                           Price Appreciation
                                       Annual Compensation                   for Option Term
                         ------------------------------------------------ ---------------------
                                           % of Total
                            Securities      options
                            Underlying     Granted to Exercise
                          Options Granted  Employees   Price   Expiration
          Name           (# of shares) (1)  in 1999    ($/Sh)     Date      5%($)      10%($)
          ----           ----------------- ---------- -------- ---------- ---------- ----------
Eran Broshy.............      503,938         14.4%    7.9375    9/27/09  $2,515,583 $6,374,982
Gregory S. Patrick......      251,969          7.2%    7.9375    9/27/09  $1,257,792 $3,187,491
Robert Brown, Ph.D. ....       50,000          1.4%    7.9375    2/12/08  $  204,149 $  496,399
William C. Pollock......       50,000          1.4%    7.9375    2/12/08  $  204,149 $  496,399
Leonard Vicciardo.......       75,000          2.1%    7.9375   12/14/08  $  328,213 $  808,403

                      BENEFICIAL OWNERSHIP OF SECURITIES

  The following table sets forth certain information, to the knowledge of the Company, as of April 3, 2000 (except as otherwise noted), with respect to the beneficial ownership of the Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director and nominee for director, (iii) each of the executive officers of the Company named in the Summary Compensation Table under "Executive Compensation," and (iv) all directors and executive officers of the Company as a group.

                                               Number of Shares
                                                and Nature of       Percent
Name of Beneficial Owner                     Beneficial Ownership of Class (1)
------------------------                     -------------------- ------------
Daniel M. Snyder(2).........................      3,276,541           13.4%
Michele D. Snyder(3)........................      1,263,990            4.8%
Mortimer B. Zuckerman(4)....................      1,720,078            6.9%
Fred Drasner(5).............................        883,535            3.4%
A. Clayton Perfall(6).......................        100,000              *
Donald Conklin(7)...........................         50,000              *
Eran Broshy(8)..............................        863,899            1.5%
Gregory Patrick(9)..........................        377,954              *
Dr. Robert Brown(10)........................        212,459              *
Leonard Vicciardo(11).......................        100,197              *
William C. Pollock(12)......................        125,423              *
Iridian Asset Management Co., LLC(13).......      2,157,545            9.2%
Mellon Financial Corporation(14)............      2,263,893            9.7%
Capital Research and Management Co.(15).....      2,228,330            9.5%
All directors and executive officers as a
 group (11 persons)(16).....................      8,974,076           31.9%

--------
*  Denotes less than 1%.
(1) Based upon 23,296,293 shares of Common Stock outstanding as of April 3, 2000, the record date.
(2) Includes 150,000 shares of common stock issuable upon exercise of options. Includes 308,984 shares subject to a forward purchase contract with unaffiliated third party. The contract obligates the contracting party to deliver shares or cash on a pre-arranged settlement date. To the extent that the value of the common stock appreciates between the date of the contract and the settlement date, the number of shares or amount of cash that must be delivered on the settlement date is reduced pursuant to a formula contained in the contract. Prior to the settlement date, Mr. Snyder or his affiliate described below retains voting and dividend rights with respect to the shares that are the subject of the contract. Pursuant to the contract, the settlement date is the third trading day following July 30, 2001. The address for Daniel M. Snyder is 6903 Rockledge Drive, 15th Floor, Bethesda, Maryland, 20817.
(3) Includes 150,000 shares of common stock issuable upon exercise of options. Includes 92,816 shares subject to a forward purchase contract with unaffiliated third party. The contract obligates the contracting party to deliver shares or cash on a pre-arranged settlement date. To the extent that the value of the common stock appreciates between the date of the contract and the settlement date, the number of shares or amount of cash that must be delivered on the settlement date is reduced pursuant to a formula contained in the contract. Prior to the settlement date, Ms. Snyder or her affiliate described below retains voting and dividend rights with respect to the shares that are the subject of the contract. Pursuant to the contract, the settlement date is the third trading day following July 30, 2001. The address for Michele D. Snyder is 6903 Rockledge Drive, 15th Floor, Bethesda, Maryland, 20817.

(4) Consists of shares of common stock held by USN College Marketing, L.P. ("College Marketing") (a limited partnership in which USN College Marketing, Inc. ("USN Inc.") is the general partner and Fred Drasner is the sole limited partner) and attributable to USN Inc.'s general partnership interest in College Marketing. USN Inc. is owned one third by Mortimer B. Zuckerman and two thirds by the MBZ Trust of 1996, for which an outside person acts as the Trustee. Mr. Zuckerman is the sole director of USN Inc. Includes 211,537 shares of common stock subject to a forward purchase contract with an unaffiliated third party. The contract obligates the contracting party to deliver shares or cash on the third trading day following July 30, 2001. To the extent that the value of the common stock appreciates between the date of the contract and its settlement date, the number of shares or amount of cash that must be delivered on the settlement date is reduced pursuant to a formula contained in the contract. Prior to the settlement date, College Marketing retains voting and dividend rights with respect to the shares that are the subject of the contract. Of the 211,537 shares, approximately 79.87% are attributable to USN Inc.'s ownership interest in College Marketing and are beneficially owned by USN Inc., and in turn, one-third of the shares beneficially owned by USN Inc., are beneficially owned by Mr. Zuckerman. Does not include 408,434 shares held by College Marketing that are beneficially owned by Mr. Drasner. See
    Note 5. Also includes 100,000 shares of common stock issuable upon exercise of options. Mr. Zuckerman's address is 599 Lexington Avenue, Suite 1300, New York, New York 10022. The address of MBZ Trust of 1996 is c/o Boston Properties, 8 Arlington Street, Boston, Massachusetts 02116.
(5) Consists of (i) 108,434 shares owned by Mr. Drasner in his individual capacity and over which he exercises sole voting and investment discretion,
    (ii) 408,434 shares beneficially owned by Mr. Drasner as limited partner in College Marketing, (iii) 266,666 shares beneficially owned by Mr. Drasner as a result of his ownership of F.D. Sutton, LLC ("Sutton") a limited liability company of which Mr. Drasner is the sole member and (iv) 53,330 shares of common stock beneficially owned by Mr. Drasner are also subject to the USN Contract. See Note 4. Of the USN Contract Shares referred to in
    Note 4, approximately 20.13% are attributable to Mr. Drasner's ownership interest in College Marketing and are beneficially owned by Mr. Drasner. Also includes 100,000 shares of common stock issuable upon exercise of options.
(6) Includes 100,000 shares of common stock issuable upon exercise of options.
(7) Consists of options to purchase 50,000 shares of Ventiv common stock.
(8) Includes 503,938 shares of common stock issuable upon exercise of options and 251,969 shares of unvested, restricted stock.
(9) Includes 251,969 shares of common stock issuable upon exercise of options and 75,590 shares of unvested, restricted stock.
(10) Includes 50,000 shares of common stock issuable upon exercise of options and 30,236 shares of unvested, restricted stock.
(11) Includes 75,000 shares of common stock issuable upon exercise of options and 15,118 shares of unvested, restricted stock.
(12) Includes 50,000 shares of common stock issuable upon exercise of options and 37,795 shares of unvested, restricted stock.
(13) Ownership is as reported on Schedule 13G of Iridian Asset Management, LLC ("Iridian") and is as of February 7, 2000. Iridian's address is 276 Post Road West, Westport, Connecticut 06880.
(14) Ownership is reported in Schedule 13G of Mellon Financial Corporation ("Mellon") and is as of January 27, 2000. Mellon's address is One Mellon Center, Pittsburgh, Pennsylvania 15258.
(15) Ownership is as reported in Schedule 13G of Capital Research and Management Co. ("Capital") and is as of February 11, 2000. Capital's address is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.

(16) Includes 1,580,907 shares of common stock issuable upon exercise of options and 410,708 shares of unvested, restricted stock. In calculating the percent of class, all unvested shares of restricted stock are included and it was assumed that each person in the group exercised all of his or her exercisable options, but such percent does not assume exercise of any other outstanding options.

            REPORT OF THE BOARD OF DIRECTORS OF VENTIV HEALTH, INC.
                           ON EXECUTIVE COMPENSATION

  In accordance with the rules of the Securities and Exchange Commission, the Board of Directors of the Company offers this report regarding its executive compensation policy and compensation program for the Chief Executive Officer and other executive officers of the Company in effect for 1999. This report, as well as the Performance Graph on page 15, are not soliciting materials, are not deemed filed with the Securities and Exchange Commission and are not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

  During 1999, the Board of Directors established the general compensation policies of the Company and the specific compensation of its executive officers including its Chief Executive Officer. The Compensation Committee of the Board of Directors also administered the Company's Stock Incentive Plan during 1999 for the Company's officers and key employees.

Executive Compensation Policy

  During 1999, in setting executive compensation, the objective of the Board of Directors was to attract, retain and motivate highly qualified employees and executive officers that contribute to growth in stockholder value over time. To accomplish this objective, the Board of Directors seeks to provide strong financial incentives to the Company's executive officers, at a reasonable cost to the Company and its stockholders. Compensation currently consists principally of salary, annual performance-based bonuses and stock options granted under the Company's Stock Incentive Plan. In establishing certain components of compensation, the Board of Directors seeks to provide the Company's executive officers with a strong financial incentive aligned with the business objectives and performance of the Company, thereby reflecting the interests of the Company's stockholders.

Executive Officer Compensation

  During 1999, the Company's compensation for its executive officers consisted principally of salary and bonus. In setting base salaries for 1999, the Board of Directors used a subjective evaluation process considering the officer's position, level and scope of responsibility, as well as the recommendations of management with respect to base salary for such executive officer. The Board of Directors also sought to set salaries at levels that, in the opinion of the members of the Board, approximate the salary levels for international health services providers that are comparable to the Company. In addition, all of the Company's executive officers have employment agreements that establish a base salary, subject to such increases as may be approved by the Board of Directors or the Compensation Committee of the Company. See "Executive Compensation-- Executive Employment Contracts."

  Bonuses are awarded principally on the basis of the Company's performance during the period and on the Board of Director's assessment of the extent to which an executive officer contributed to the overall profitability of the Company or a particular operating division of the Company for a specific period. In awarding performance-based bonuses, the Board of Directors during 1999 sought to set such bonuses at a level that would provide executive officers eligible to receive such bonuses with a strong incentive to contribute to the success and profitability of the Company. During 1999, a total of $498,125 was earned in bonuses to the Chief Executive Officer, the Chief Financial Officer and the other three (3) most highly compensated executive officers of the Company.

Executive Employment Contracts

  The Company has entered into employment agreements with each of the named officers below and on such terms and conditions as are described.

  Eran Broshy. On June 14, 1999, Snyder Communications, Inc. retained the services of Mr. Broshy as President of Snyder Communications, Inc.'s healthcare group. Under the terms of Mr. Broshy's employment agreement, which was assumed by the Company in connection with the spin-off from Snyder Communications, Inc., he initially received an annual base salary of $425,000. He is also eligible for an annual bonus award based on certain performance measures, which may not exceed $125,000.

  Under his employment agreement, the Company granted to Mr. Broshy 503,938 non-qualified options to purchase Common Stock at an exercise price equal to $7.9375, the closing price of Company Common Stock on the date of the spin-off. Mr. Broshy's options vest at the rate of 25% per year on each anniversary of the grant date, provided he is still employed by the Company on the applicable vesting date of the spin-off. Mr. Broshy's employment agreement also provides for a grant of an aggregate of $2,500,000 in restricted Common Stock, 20% of which vested on the distribution date and the remaining 80% vesting in equal increments over the next four years, provided he is still employed by the Company on the applicable vesting date. The restricted stock grant provided for in his employment agreement will prohibit Mr. Broshy from transferring any of his Common Stock for a period of four years after the distribution date. The agreement provides that upon a "change in control" of the Company, the vesting of both the stock options and restricted stock will accelerate so that Mr. Broshy's options and restricted stock are fully vested. For purposes of his employment agreement, "change in control" means any sale, transfer or other disposition of all or substantially all of the assets of the Company or the consummation of a merger or consolidation of the Company which results in the Company's stockholders immediately prior to such transaction owning, in the aggregate, less than a majority of the surviving entity. Furthermore, Mr. Broshy's employment agreement provides that he may borrow up to $500,000 from the Company exclusively for the purchase of Common Stock.

  Gregory S. Patrick. In September 1999, the Company retained the services of Mr. Patrick as Chief Financial Officer. Under the terms of Mr. Patrick's employment agreement, he initially received an annual base salary of $250,000. He is also eligible for an annual bonus award based on certain performance measures, which may not exceed $100,000. Under his employment agreement, the Company granted to Mr. Patrick non-qualified options to purchase an aggregate of 251,969 shares of Common Stock at an exercise price equal to $7.9375, the closing price of Common Stock on the distribution date. Mr. Patrick's options vest at the rate of 25% per year on each anniversary of the grant date, provided he is still employed by the Company on the applicable vesting date. Mr. Patrick's employment agreement also provided for a grant of an aggregate of $1,000,000 shares in restricted Common Stock, 40% of which vested on the distribution date, with the remaining 60% vesting in equal increments over the next four years, provided he is still employed by the Company on the applicable vesting date. The restricted stock grant provided for in his employment agreement will prohibit Mr. Patrick from transferring any of his Common Stock for a period of four years after the distribution date. Furthermore, Mr. Patrick's employment agreement provides that he may borrow from the Company an amount necessary to pay any federal and state income taxes resulting from the restricted stock grant.

  Robert Brown, Ph.D. Health Products Research, Inc., a subsidiary of the Company, entered into an employment agreement with Dr. Brown on February 13, 1998. Dr. Brown's initial base salary under his employment agreement is $210,000. Dr. Brown's employment agreement was assumed by the Company in connection with the spin-off. Under the terms of his employment agreement, Dr. Brown was granted 100,000 options to purchase shares of Snyder Communications common stock. The options to purchase such Snyder Communications shares expired in accordance with their terms. The Company granted him options to purchase 50,000 shares of Common Stock at an exercise price of $7.9375 per share, vesting over a four-year period. In the event of Dr. Brown's termination without cause, voluntary termination for good reason," or his termination pursuant to sale or transfer of Health Products Research, Inc., Dr. Brown is entitled to a severance payment equal to one-half of his annual base salary.

  William C. Pollock. Healthcare Promotions, LLC, a subsidiary of the Company, entered into an employment agreement with Mr. Pollock on February 13, 1998. Mr. Pollock's initial base salary under his employment agreement is $240,000. Mr. Pollock's employment agreement was assumed by the Company in connection with the spin-off. Under the terms of his employment agreement, Mr. Pollock was granted 75,000 options to purchase shares of Snyder Communications common stock. The options to purchase such Snyder Communications shares expired in accordance with their terms. The Company granted him options to purchase 50,000 shares of Common Stock at an exercise price of $7.9375 per share, vesting over a four-year period. In the event of Mr. Pollock's termination without cause or the sale or transfer of Healthcare Promotions, LLC, Mr. Pollock is entitled to a severance payment equal to one-half of his annual base salary.

  Leonard Vicciardo. Health Products Research, Inc., a subsidiary of the Company, entered into an employment agreement with Leonard Vicciardo on October 26, 1998. Mr. Vicciardo's initial base salary under his employment agreement is $250,000. Mr. Vicciardo's employment agreement was assumed by the Company in connection with the spin-off. Under the terms of his employment agreement, Mr. Vicciardo was granted 90,000 options to purchase shares of Snyder Communications common stock. The options to purchase such Snyder Communications shares expired in accordance with their terms. The Company granted him options to purchase 75,000 shares of Common Stock at an exercise price of $7.9375 per share, vesting over a four-year period. In the event of Mr. Vicciardo's termination without cause, voluntary termination for good reason," or his termination pursuant to sale or transfer of Health Products Research, Inc., Mr. Vicciardo is entitled to a severance payment equal to one-half of his annual base salary.

  Each of the employment agreements described above contains a non-competition commitment during the term of employment and for a period of 12 months after termination of employment. Additionally, each employment agreement contains a non-solicitation provision and provides for assignment by the employee to his employer of any work products developed by him during the term of his employment.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1999, the Board of Directors was responsible for the establishment of the general compensation policies of the Company. Throughout 1999, Eran Broshy, the Chief Executive Officer of the Company, also served as a director of the Company. Mr. Broshy absented himself from all discussions relating to, and abstained from voting on, resolutions concerning his own compensation.

  On September 30, 1999, under a Secured Nonrecourse Promissory Note (the "Note"), the Company loaned Eran Broshy $500,000 for the purpose of acquiring shares of common stock of the Company. Mr. Broshy, in October 1999, purchased 45,000 shares of common stock of the Company (the "Pledged Shares"). Pursuant to the terms of the Note, Mr. Broshy may prepay on the loan at any time, or from time to time, but he must pay the $500,000, plus interest computed at the rate of 6% per annum, in full, on or before September 30, 2003. In connection with the Note, Mr. Broshy and the Company executed a Pledge and Security Agreement, whereby the Company received a first priority security interest in the Pledged Shares, the certificates representing the Pledged Shares, and all dividends, distributions, cash, instruments and other property or proceeds that may be received or distributed in respect of or in exchange for any or all of the Pledged Shares.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

  SEC rules require proxy statements to contain a performance graph comparing the performance of the Company's Common Stock against a broad market index and against either a published industry or line-of-business index or a group of peer issuers. The following graph compares the cumulative total return on a $100 investment in the Company's Common Stock against the cumulative total return on a similar investment in (i) the Total Return Index for The Nasdaq Stock Market (US) and (ii) Nasdaq Health Services Stocks. The graph assumes that all investments were made on September 23, 1999 (the date Ventiv's common stock began trading on a "when issued" basis) and are held through the year ended December 31, 1999 and that all dividends are reinvested on a daily basis.

                Ventiv        The Nasdaq       Nasdaq Health
             Health, Inc.  Stock Market (US)   Service Stocks
9/23/99         $100            $100            $100
9/30/99         $109.72         $ 99.84         $ 99.02
10/15/99        $ 88.89         $ 98.80         $ 88.89
10/29/99        $ 79.16         $107.10         $ 84.54
11/15/99        $ 59.72         $115.11         $ 91.44
11/30/99        $ 88.20         $118.52         $ 89.49
12/15/99        $102.09         $128.57         $ 89.21
12/31/99        $102.09         $144.09         $ 98.82


  Returns for the Company's Common Stock depicted in the graph are not necessarily indicative of future performance.

  The above graph shall not have been deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market System. In addition, under
Section 16(a), trusts for which a reporting person is a trustee and a beneficiary (or for which a member of his immediate family is a beneficiary) may have a separate reporting obligation with regard to ownership of the Common Stock and other equity securities of the Company. Such reporting persons are required by rules of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers, directors and greater than ten percent (10%) beneficial stockholders, the Company believes that during the year ended December 31, 1999, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except that a Form 4 was not timely filed for each of Daniel M. Snyder and Michele D. Snyder. Mr. Snyder and Ms. Snyder subsequently filed Form 4s to report the transactions.

                       PROPOSAL FOR STOCK INCENTIVE PLAN

  As part of the separation of the Company from Snyder Communications on September 27, 1999, the Compensation Committee of the Board of Directors and the entire Board of Directors of the Company approved and adopted the Stock Incentive Plan as a way to promote the long-term growth of the Company by rewarding key management employees, consultants and directors of the Company with a proprietary interest in the Company and also to attract, motivate and retain highly qualified and capable personnel. The Stock Incentive Plan was effective on September 27, 1999, at the effective time of the spin-off of the Company from Snyder Communications, Inc. In addition to being approved by the Compensation Committee of the Board of Directors and the entire Board of Directors of the Company, the Stock Incentive Plan was also approved by Snyder Communications, Inc., the sole stockholder of the Company, prior to the completion of the spin-off on September 27, 1999.

  The Stock Incentive Plan is administered by the Compensation Committee. The participants in the Stock Incentive Plan are the officers, key employees, directors and consultants of the Company, as the Compensation Committee shall determine.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" APPROVAL OF THE STOCK INCENTIVE PLAN.

Summary of the Stock Incentive Plan

  Awards to a participant under the Stock Incentive Plan may be in the form of an option, restricted stock, a stock appreciation right, or a combination thereof, at the discretion of the Compensation Committee.

  Shares Subject to the Stock Incentive Plan. 4,800,000 shares of Ventiv common stock are available under the Stock Incentive Plan, with that amount subject to increase by 17.5% of the number of shares of Ventiv common stock authorized for issuance by the Company's Board of Directors.

  Types of Awards. Awards granted under the Stock Incentive Plan may be in any combination of the following:

  .  options to purchase shares of Ventiv common stock;

  . stock appreciation rights. These are rights to receive the spread or difference between the fair market value of shares of Ventiv common stock subject to an option and the corresponding exercise price of the option. The spread may be payable in either stock, cash or both; and

  . restricted stock. These are awards of stock on which various restrictions and conditions are imposed which must be satisfied in order for the award to vest in the participant.

  Eligibility. Under the terms of the Stock Incentive Plan,

  .  directors,

  .  officers,

  .  employees and

  .  consultants

of Ventiv and its subsidiaries designated by the compensation committee administering the stock plan are eligible to participate in the plan.

  Limitation on Awards to Any Individual. Under the Stock Incentive Plan, the maximum number of shares of Ventiv common stock with respect to which options or other awards may be granted to any individual in any calendar year may not exceed 1,000,000 shares.

  Administration. The Compensation Committee will administer the Stock Incentive Plan. The Compensation Committee may delegate its authority to make grants of stock options and stock appreciation rights to person below the rank of Senior Vice President.

 Stock Options

  Exercise Price. The purchase price of a share of Ventiv common stock covered by an option may not be less than 100% of the fair market value of a share of Ventiv common stock on the date of grant.

  Option Vesting and Exercising. The Compensation Committee will determine the vesting period and all other terms and conditions of each option, except that no option my be exercisable more than ten years from the date of its grant. The compensation committee may, in its discretion, accelerate the vesting of any option. An option may only be exercised to the extent that it is vested. Generally, options will not vest during the first six months after being granted. Participants may exercise options by delivering cash, Ventiv common stock or any combination thereof.

  Termination of Employment. The Compensation Committee will determine when, if at all, an option will vest when a participant in the plan leaves Ventiv. Generally, if a participant's employment or service is terminated other than by death or disability, his or her options will cease to vest immediately and the options will terminate three months after termination of employment or service. If a participant dies or becomes disabled, his or her options will terminate after one year. In no event may an option terminate later than ten years after granted.

 Stock Appreciation Rights

  Stock appreciation rights may only be granted in conjunction with options granted under the plan, either at the time of the option grant or at any time after the option grant.

  Stock appreciation rights may not be exercised by a participant who is a director or officer (as defined under the securities laws) within six months after being granted, except in the case of the death or disability of the participant. Stock appreciation rights are exercisable only when the related option is exercisable.

  Upon exercise of a stock appreciation right, the participant will be entitled to the difference between:

  . the fair market value of a share of Ventiv common stock underlying the related option and

  .  the per share exercise price of the related option,

multiplied by the number of shares represented by the stock appreciation right. The compensation committee will determine the form of payment, which may be in cash, Ventiv common stock or any combination of cash and stock.

  A stock appreciation right may be exercised without exercising the related option, but the related option will be cancelled to the extent the right is exercised. Similarly, a related option may be exercised without exercising the stock appreciation right, but the stock appreciation right will be cancelled to the extent the option is exercised.

 Restricted Stock

  The Compensation Committee may make restricted stock awards in Ventiv common stock. The Compensation Committee will determine:

  .  the terms and conditions of the restricted stock award;

  .  the restricted period for the award;

  . the restrictions applicable to an award, which may include continued employment and specific corporate, divisional or individual performance standard or goals;

  . whether the participant will receive dividends and other distributions on the restricted stock during the restricted period or whether they will be withheld until the restrictions have been satisfied;

  . whether the award will vest in the event of the participant's death or disability prior to expiration of the restrictions; and

  .  whether to waive any or all of the restrictions.

  Upon an award of restricted stock, a participant will be a stockholder with respect to those shares of restricted stock and will be entitled to vote those shares. The stock certificate representing the restricted stock will be held by Ventiv, together with stock powers executed by the participant in favor of Ventiv, until the restricted period expires and any restrictions imposed are satisfied.

  Awards of restricted stock granted under the plan may qualify for the performance-based compensation exemption to Section 162(m) of the Code. As determined by the compensation committee in its sole discretion, either the granting or vesting of these performance-based awards will be based upon achievement of hurdle rates and/or growth in one or more of the following business criteria:

  .  net earnings;

  .  earnings per share;

  .  net sales growth;

  .  market share;

  .  net operating profit;

  .  expense targets;

  .  working capital targets relating to accounts receivable;

  .  operating margin;

  .  return on equity;

  .  return on assets;

  . planning accuracy (as measured by comparing planned results to actual results);

  .  market price per share; and

  .  total return to stockholders.

  In addition, these performance-based awards may include comparisons to the performance of other companies, which would be measured by one or more of the criteria listed above. With respect to these performance-based awards, the compensation committee will establish in writing the performance goals applicable to a given period, and these goals will state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if the performance goals are obtained. The Compensation Committee will also establish in writing the individual employees or class of employees to which the performance goals apply no later than 90 days after the commencement of the period of service (but in no event after 25% of the period has elapsed). No performance-based awards shall be payable to, or vest with respect to, any participant for a given fiscal period until the Compensation Committee certifies in writing that the objective performance goals (and any other material terms) applicable to the period have been satisfied.

 Amendment of the 1999 Stock Incentive Plan and Options

  The Board of Directors may amend the Stock Incentive Plan from time to time, except that stockholder approval is needed to:

  . change the number of shares of Ventiv common stock subject to the plan or that may be granted to any individual in any calendar year;

  .  change the class of eligible participants;

  .  change the performance criteria; or

  . remove the administration of the Stock Incentive Plan from the Compensation Committee.

 Non-Transferability of Options

  Except as provided by the Compensation Committee, awards may (1) not be transferred by a participant during the participant's lifetime, (2) not be assigned or otherwise disposed of except by will or by applicable laws of descent and distribution or (3) only be exercised during the participant's lifetime by the participant or the participant's guardian or legal representative.

 Corporate Changes

  The Stock Incentive Plan provides that the compensation committee may adjust, as it deems appropriate, the maximum number of shares that may be subject to options or awards or that may be granted to any individual in any calendar year, and the terms of any outstanding options or awards under the Stock Incentive Plan, to reflect changes in outstanding stock that occur because of stock dividends, stock splits, recapitalizations, reorganizations, liquidations or other similar events.

  If the Company merges or consolidates with another corporation, liquidates or disposes of all or substantially all of its assets while there are unexercised options outstanding:

  . after the effective date of the merger, consolidation, liquidation or disposition, as the case may be, each holder of an option will be entitled, upon exercise of the option, to receive, in place of the Ventiv common stock, the number and class or classes of stock or other securities or property to which the holder would have been entitled if the holder had held the stock underlying the option directly immediately prior to the event in question; or

  . if the options have not already become exercisable, the compensation committee may accelerate vesting so that the options will be exercisable in full.

 Certain Federal Income Tax Consequences

  The statements in the following paragraphs of the principal federal income tax consequences of awards under the Stock Incentive Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary.

  Stock Options and Stock Appreciation Rights. An individual who receives an option or a stock appreciation right will not recognize any taxable income upon the grant of an option or right. However, the individual generally will recognize ordinary income upon exercise of an option in amount equal to the excess of the fair market value of the shares of Ventiv common stock at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of a right, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the share received.

  As a result of Section 16(b) of the Exchange Act, the timing of income recognition may be deferred (generally for up to six months) for any individual who is an officer or director of Ventiv or a beneficial owner of more than ten percent (10%) of any class of equity securities of Ventiv. Absent a Section 83(b) election (as we describe it below under "Other Awards"), recognition of income by the individual will be deferred until the expiration of the deferral period, if any.

  The ordinary income recognized with respect to the receipt of shares or cash upon exercise of an option or a right will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of a stock appreciation right for shares or upon the exercise of an option, Ventiv may satisfy the liability in whole or in part by withholding shares of Ventiv common stock from those that otherwise would be issuable to the individual or by the individual tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

  A federal income tax deduction generally will be allowed to Ventiv in amount equal to the ordinary income included by the individual with respect to his or her option or right, provided that such amount constitutes an ordinary and necessary business expense to Ventiv and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

  If an individual exercises an option by delivering shares of Ventiv common stock, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the option as if he or she paid the exercise price in cash, and Ventiv likewise generally will be entitled to an equivalent tax deduction.

  Other Awards. With respect to other awards under the plan that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations), individuals generally will recognize ordinary income equal to the amount of cash or the fair market value of the Ventiv common stock received.

  With respect to awards under the plan that are settled in shares of Ventiv common stock that are restricted as to transferability and subject to a substantial risk of forfeiture--absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a "Section 83(b) election")--an individual will recognize ordinary income at the earlier of the time at which (1) the shares become transferable or (2) the restrictions that impose a substantial risk of forfeiture of the shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any.

  The ordinary income recognized with respect to the receipt of cash, shares of Ventiv common stock or other property under the plan will be subject to both wage withholding and other employment taxes.

  Ventiv will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the individual, provided that such amount constitutes an ordinary and necessary business expense to Ventiv and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

  If the Compensation Committee permits an individual to transfer an option to a member or members of the individual's immediate family or to a trust for the benefit of these persons or other entity owned by these persons and the individual makes such a transfer and the transfer constitutes a completed gift for gift tax purposes (which determination may depend on a variety of factors including whether the option or a portion thereof has vested) then such transfer will be subject to federal gift tax except, generally, to the extent protected by the individual's $10,000 per donee annual exclusion, by his or her lifetime unified credit or by the marital deduction. The amount of the individual's gift is the value of the option at the time of the gift. If the transfer of the option constitutes a completed gift and the individual retains no interest in or power over the option after the transfer, the option generally will not be included in his or her gross estate for federal estate tax purposes. The transfer of the option will not cause the transferee to recognize taxable income at the time of the transfer. If the transferee exercises the option while the transferor is alive, the transferor will recognize ordinary income as described above as if the transferor had exercised the option. If the transferee exercises the option after the death of the transferor, it is uncertain whether the transferor's estate or the transferee will recognize ordinary income for federal income tax purposes.

  Dividends and Dividend Equivalents. To the extent awards under the plan earn dividends or dividend equivalents, whether paid currently or credited to an account established under the plan, an individual generally will recognize ordinary income with respect to the dividends or dividend equivalents.

  Change in Control. In general, if the total amount of payments to an individual that are contingent upon a "change of control" of Ventiv (as defined in Section 280G of the Code), including payments under the plan that vest upon a "change in control," equals or exceeds three times the individual's "base amount" (generally, the individual's average annual compensation for the five calendar years preceding the change in control), then the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to Ventiv and the individual would be subject to a 20% excise tax on that portion of the payments.

  Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an option or stock appreciation right). One of these exceptions applies to certain performance-based compensation that has, among other things, been approved by stockholders in a separate vote. Certain awards under the plan may qualify for the performance-based compensation exception to Section 162(m) of the Code.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" APPROVAL OF THE STOCK INCENTIVE PLAN.

                      APPOINTMENT OF INDEPENDENT AUDITORS

  Arthur Andersen LLP has served as independent auditors of the Company since its separation from Snyder Communications, Inc. and has been recommended by the Audit Committee to audit the accounts of the Company and its subsidiaries for the year ending December 31, 2000.

  The Company has been advised that representatives of Arthur Anderson LLP will attend the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

  If a stockholder of the Company wishes to present a proposal for consideration for inclusion in the Proxy statement for the 2001 Annual Meeting, the proposal must be sent by certified mail-return receipt requested and must be received at the executive offices of the Company, 1114 Avenue of the Americas, New York, New York 10036, no later than December 31, 2000. All proposals must conform to the rules and regulations of the Securities and Exchange Commission (the "SEC"). The SEC recently amended Rule 14a-4, which governs the use by the Company of discretionary voting authority with respect to other stockholder proposals. SEC Rule 14a-4(c)(1) provides that, if the proponent of a stockholder proposal fails to notify the Company at least forty-five (45) days prior to the month and day of mailing of the prior year's proxy statement, the proxies of the Company's management would be permitted to use their discretionary authority at the Company's next annual meeting of stockholders if the proposal were raised at the meeting without any discussion of the matter in the proxy statement. For purposes of the Company's 2001 Annual Meeting of Stockholders, the deadline is March 16, 2001.

                                            By Order of the Board of
                                             Directors,

                                            Gregory S. Patrick
                                            Secretary

                                     PROXY

                              VENTIV HEALTH, INC.
                          1114 Avenue of the Americas
                           New York, New York 10036

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Eran Broshy and Gregory S. Patrick as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent to vote as designated on the reverse side of this card, all of the shares of Common Stock of Ventiv Health, Inc. held of record by the undersigned on April 3, 2000 at the 2000 Annual Meeting of Stockholders to be held on May 31, 2000 or any adjournment or postponement thereof.

[TO BE SIGNED ON REVERSE SIDE.]

[Back]
                      PLEASE RETAIN THIS ADMISSION TICKET
                                    for the
                        Annual Meeting of Stockholders
                                      of
                              VENTIV HEALTH, INC.
                                 MAY 31, 2000
                             3:00 P.M., LOCAL TIME
                                     ______

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS ANNUAL MEETING, WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD BELOW.

IF YOU PLAN TO ATTEND THE 2000 ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK THE APPROPRIATE BOX ON THE PROXY CARD BELOW.

PRESENT THIS TICKET TO THE VENTIV HEALTH, INC. REPRESENTATIVE AT THE ENTRANCE TO THE MEETING ROOM.

Please mark your votes as in this example.

1. ELECTION OF DIRECTORS

     FOR all nominees listed below

     WITHHOLD AUTHORITY to vote all nominees listed below

             Nominees:   Daniel M. Snyder
                         Michele D. Snyder
                         Eran Broshy
                         Mortimer B. Zuckerman
                         Fred Drasner
                         A. Clayton Perfall
                         Donald Conklin
                         John R. Harris

INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list at right.

2. APPROVAL OF STOCK INCENTIVE PLAN

     FOR

     AGAINST

     ABSTAIN

3. RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS

     FOR

     AGAINST

     ABSTAIN

4. In their discretion, the proxies are authorized to vote on such other business as may properly come before the 2000 Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3 and in the discretion of the proxies on such other business as may properly come before the 2000 Annual Meeting.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

                         Do you plan to attend the 2000 Annual Meeting?

                         Yes    No



-----------------------------------
(Signature)



-----------------------------------
(Signature, if held jointly)


                         Dated: _______________, 2000

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.